As filed with the Securities and Exchange Commission on February 6, 1996

                                                            Registration No. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             BASE TEN SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                  New Jersey                                22-1804206
--------------------------------------------------------------------------------
          (State or other Jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                 Identification No.)


One Electronics Drive
Trenton, New Jersey                                              08619
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                    Discretionary Deferred Compensation Plan

--------------------------------------------------------------------------------
                            (Full title of the plan)

                          Myles M. Kranzler, President
                             BASE TEN SYSTEMS, INC.
                              One Electronics Drive
                               Trenton, NJ  08619
                                 (609 586-7010)
--------------------------------------------------------------------------------
                     (name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
Title of each class of             Amount           maximum             maximum           Amount of
securities being registered        being           offering            aggregate        registration
                                 registered     price per unit(1)  offering price(1)        fee
Class A Common Stock, par
value $1.00 per share:            75,000            $10.75             $806,250            $278.02
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) as of January 31, 1996.

                                     Part I


                     INFORMATION REQUIRED IN THE PROSPECTUS


The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Those documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.


                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Information contained in the following documents of Base Ten Systems, Inc. ("Base Ten") filed with the Commission is incorporated by reference into this Registration Statement:

        (a) Annual Report on Form 10-K for the year ended October 31, 1995, File No. 0-7100 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The description of the Class A Common Stock, par value $1.00 per share, of Base Ten contained in registration statements filed by Base Ten pursuant to Section 12 of the Exchange Act, as amended by any amendment or report filed by Base Ten updating the description.

        All documents filed with Commission by Base Ten pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing by Base Ten of a post-effective amendment hereto with the Commission indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents until the information contained therein is superseded or updated by any subsequently filed document incorporated by reference into this Registration Statement. Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Officers and Directors

          Article 9 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

          Any present or future Director or Officer of the Corporation, and any present or future director or officer of any other corporation serving as such at the request of the Corporation, or the legal representative of any such Director or Officer, shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such Director or Officer or his legal representative may be made a party by reason of his being or having been such Director or Officer; provided that, (1) said action, suit or proceeding shall be prosecuted against such Director or Officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such Director or Officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such Director or Officer or his legal representative without a final determination on the merits and it shall be determined by a majority of the members of the Board of Directors who are not parties to said action, suit or proceeding, or by a person or persons specially appointed by the Board of Directors to determine the same that said Director or Officer has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or Officer or legal representative may be entitled by law, and shall inure to the benefit of the heirs, executors or administrators of such Director or Officer.

          Article 10 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

          No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such director's or officer's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such director or officer of an improper personal benefit. As used in this Article, an act or omission in breach of a director's or officer's duty of loyalty means an act or omission which such director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which such director or officer has a material conflict of interest.

          The provisions of this Article shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the provisions of this Article nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director or officer of the corporation which exists at the time of such repeal or modification.

          Article X of Base Ten's By-Laws, as amended, entitled
"Indemnification: Insurance," provides as follows:

          SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent, according to the standards and in the manner provided by applicable law.

          SECTION 2. To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

          SECTION 3. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 4. The Corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X. Nothing in this Section 4 shall obligate the Corporation to indemnify any person to any extent other than as provided in Sections 1, 2, 3 and 4 of this Article X.

          Statutory authority for indemnification of and insurance for Base Ten's directors and officers is contained in the New Jersey Business Corporation Act ("the Act"), in particular, Section 14A:3-5 of the Act, the material provisions of which may be summarized as follows:

          Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses

(including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director or officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

          Each of the officers and directors of Base Ten is insured against certain liabilities which he might incur in his capacity as an officer or director of Base Ten or its subsidiaries pursuant to a Directors and Officers Insurance and Company Reimbursement Policy issued by National Union Fire Insurance Company of Pittsburgh, PA., and Home Insurance Company of Philadelphia, PA. The general effect of the policy is that if any claims are made against officers or directors of Base Ten or its subsidiaries or any of them for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, to the extent Base Ten or its subsidiary has properly indemnified such officers and directors, the insurer will, subject to the retention amount, reimburse Base Ten or its subsidiary for 100% of any Loss (as defined in the policy). In addition, to the extent that Base Ten or its subsidiary has not indemnified an officer or director, the insurer will, subject to the retention amount, pay on behalf of such officer or director 100% of the Loss. Defense Costs (as defined in the Policy) are part of Loss and are subject to the limits of the policy.

          The retention amount under the policy is $250,000. The retention amount is first applied to Base Ten or its subsidiary. The retention amount is not applicable to officers or directors if Base Ten or its subsidiary is not permitted or required to indemnify the officers or directors. If, however, Base Ten or its subsidiary is permitted or required to indemnify the officers or directors, then the retention amount does apply to them.

          Under the policy, the term "Wrongful Act" means any actual or alleged error, or misstatement, or misleading statement, or act, or omission, or neglect or breach of duty by the directors or officers in their capacities as such, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of Base Ten or its subsidiaries, except that certain claims are excluded by the terms and conditions of the policy. The term "Loss" means damages, judgments, settlements and Defense Costs. The term "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the insurer resulting solely from the investigation, adjustment, defense and appeal of any claim against any director or officer, but excluding salaries of officers or employees of Base Ten or its subsidiaries.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following documents are filed as Exhibits to this Registration
Statement:

5    5         Opinion of Stahl & Zelmanovitz

23   23(a)     Consent of Deloitte & Touche

     23(b)     Consent of Pitney, Hardin, Kipp & Szuch (included as part of
               Exhibit 5 (a) above).

24   24        Powers of Attorney of Directors and certain Officers.

----------------------------------------
* Exhibit incorporated by reference.

Item 9.   Undertakings.

1.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)     To include any material information  with  respect to the plan of
     distribution  not  previously   disclosed   in  the  Registration Statement
     or  any  material  change  to  such  information in the Registration
     Statement;

          Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, and the State of New Jersey on this ____ day of February, 1996.


                             BASE TEN SYSTEMS, INC.



By:                     By:                         By:
   ------------------      -------------------         ------------------
    Myles M. Kranzler      Edward J. Klinsport         Susan M. Klinsport
Chief Executive Officer   Chief Financial Officer   Principal Accounting Officer



     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

                                               TITLE             DATE
                                               -----             ----

Myles M. Kranzler, James A. Eby,             Directors
Edward J. Klinsport, Alan J. Eisenberg,
Alexander M. Adelson, Donald M. Daniels,
Alan S. Poole*


By:                                                           February  __, 1996
   -------------------------------
   *Edward J. Klinsport, as attorney-in-fact

                                   SIGNATURES


        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this ___ day of February, 1996.


                             BASE TEN SYSTEMS, INC.



By:/S/ MYLES M. KRANZLER By:/S/ EDWARD J. KLINSPORT By:/S/ SUSAN M. KLINSPORT
   ---------------------    -----------------------    ----------------------
     Myles M. Kranzler        Edward J. Klinsport      Susan M. Klinsport
  Chief Executive Officer   Chief Financial Officer Principal Accounting Officer



     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.


                                               TITLE                DATE
                                               -----                ----

Myles M. Kranzler, James A. Eby,             Directors
Edward J. Klinsport, Alan J. Eisenberg,
Alexander M. Adelson, Donald M. Daniels,
Alan S. Poole*



By:       /S/ EDWARD J. KLINSPORT                              February __, 1996
   -------------------------------
     *Edward J. Klinsport, as attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER    EXHIBIT                                                      PAGE
-------   -------                                                      ----
 3.  (a)  Restated Certificate of Incorporation, as amended,          *
          of Registrant (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registrant's
          Registration Statement on Form S-8 (File No.
          2-84451) filed on July 31, 1990).

     (b)  Certificate of Amendment of the Restated                    *
          Certificate of Incorporation dated September
          1, 1992 (incorporated by reference to Exhibit
          4(b)(2) to Amendment No. 3 to Registrant's
          Registration Statement on Form S-1 (File  No.
          33-48404) filed on September 3, 1992).

     (c)  Amended By-Laws of the Registrant (incorporated             *
          by reference to Exhibit 4(d)(2) to Registrant's
          Registration Statement on Form S-8 (File No.
          33-60454) filed on April 1, 1993).

 5.       Opinion of Stahl &  Zelmanovitz

 10. (a)  1980 Deferred Compensation Agreement between                *(A)
          the Registrant and certain executive officers
          (incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1
          File No. 2-70259 filed on December 16, 1980).

     (b)  1981 Incentive Stock Option Plan of Registrant,             *(A)
          as amended and restated on January 12, 1990
          (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registrant's Registration
          Statement on Form S-8 (File No. 2-84451) filed on July 31, 1990).

     (c)  1992 Stock Option Plan of Registrant (incorporated          *(A)
          by reference to  Exhibit 10(ai) to Amendment No.
          3 to Registrant's Registration Statement on Form
          S-1 (File No. 33-48404) filed on September 3, 1992).

     (d)  Change in Control Agreement dated October 23, 1991          *(A)
          between Registrant  and Myles M.  Kranzler
          (incorporated by reference to Exhibit 10(e) to Registrant's Annual Report on Form 10-K (File
          No. 0-7100) for the  fiscal year ended  October
          31, 1991).

     (e)  Change in Control Agreement dated October 23, 1991          *(A)
          between Registrant and James A. Eby (incorporated by reference to Exhibit 10(f) to Registrant's
          Annual Report on Form 10-K (File No. 0-7100) for the fiscal year ended October 31, 1991).

     (f)  Change in Control Agreement dated October 23, 1991          *(A)
          between Registrant and Edward J. Klinsport
          (incorporated by reference to Exhibit 10(h) to Registrant's Annual Report on Form 10-K (File
          No. 0-7100) for the fiscal year ended October 31, 1991).

     (g)  Employment Agreement dated as of March 26, 1992             *(A)
          between the Registrant and Myles M. Kranzler
          (incorporated by reference to Exhibit 28(b) to Registrant's Current Report on Form 8-K
          (File No. 0-7100) filed on April 10, 1992).

     (h)  Employment Agreement dated as of March 26, 1992             *(A)
          between the Registrant and James A. Eby (A)
          (incorporated by reference to Exhibit 28(c) to Registrant's Current Report on Form 8-K (File
          No. 0-7100) filed on April 10, 1992).

EXHIBIT
NUMBER    EXHIBIT                                                      PAGE
------    -------                                                      ----

     (i)  Employment Agreement dated as of March 26, 1992             *(A)
          between the Registrant and Edward J. Klinsport
          (incorporated by reference to Exhibit 28(d) to Registrant's Current Report on Form 8-K (File
          No. 0-7100) filed on  April 10, 1992).

     (j)  Employment Agreement dated as of March 26, 1992             *(A)
          between the Registrant and Alan J. Eisenberg
          (incorporated by reference to Exhibit 28(e) to Registrant's Current Report on Form 8-K (File
          No. 0-7100) filed on April 10, 1992).

     (k)  Amended Agreement dated July 28, 1992 between the           *(A)
          Registrant and Alexander Adelson (incorporated by reference to Exhibit 10(ar) to the Registrant's
          Registration Statement on Amendment No. 3. to
          Form S-2 on Form S-1 (Registration No. 33-48404) filed on September 3, 1992).

     (l)  Modification of Amended Agreement dated January             *
          11, 1993 between the Registrant and Alexander
          M. Adelson.

     (m)  Amended Modification of Amended Agreement dated             *
          January 28, 1994 between the Registrant and
          Alexander M. Adelson.

     (n)  Amended Consulting Agreement made as of February            *(A)
          24, 1992 between the Registrant and Bruce D.
          Cowen (incorporated by reference to Exhibit 10(as) to the Registrant's Registration Statement on Amendment No. 3. to Form S-2 on Form S-1
          (Registration No. 33-48404) filed on September
          3, 1992).

     (o)  Modification of Amendment Agreement dated                   *
          January 11, 1993 between the Registrant and
          Bruce D. Cowen.

     (p)  Consulting Agreement dated March 1, 1994                    *
          between the Registrant and Bruce D. Cowen.

     (q)  Option Agreement dated as of November 9, 1992               *(A)
          between the Registrant and Donald M. Daniels
          (incorporated by reference to Exhibit 10(as) to the Registrant's Annual Report on Form 10-K
          (File No. 0-7100) for the fiscal year ended
          October 31, 1992).

     (r)  Option Agreement dated as of June 5, 1992                   *
          between the Registrant and Strategic Growth
          International, Inc. (incorporated by reference to Exhibit 10(at) to the Registrant's Annual
          Report on Form 10-K (File No. 0-7100) for the fiscal year ended October 31, 1992).

     (s)  Acquisition Agreement dated October 28, 1994                *
          between the Registrant and CKR Partners, L.L.C. (incorporated by reference to Exhibit
          2(a) to Registrant's Current Report on Form 8-
          K (File No. 0-7100) dated November 11, 1994).

     (t)  Lease dated October 28, 1994 between the                    *
          Registrant and CKR Partners, L.L.C. (incorporated by reference to Exhibit 2(b) to Registrant's
          Current Report on Form 8-K (File No. 0-7100) dated November 11, 1994).

EXHIBIT
NUMBER    EXHIBIT                                                      PAGE
------    -------                                                      ----
 21.      Subsidiaries of the Registrant (incorporated by             *
          reference to Exhibit 21 to Registrant's Annual
          Report on Form 10K (File No. 0-7100) for the fiscal year ended October 31, 1995.)

 23. (a)  Independent Auditors' Consent.

     (b) Consists of Stahl & Zelmanovitz (included as part of Exhibit 5(a) above).

 24. Power of Attorney

_______________
*    Incorporated by reference.
(A)  A management contract or compensatory plan or arrangement.